                                  SCHEDULE 14A

                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.       )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-12

                                 MCSi, INC.
----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

----------------------------------------------------------------------------
  Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount previously paid:
                ------------------------------------------------------------
           (2)  Form, schedule or registration statement no.:
                ------------------------------------------------------------
           (3)  Filing party:
                ------------------------------------------------------------
           (4)  Date filed:
                ------------------------------------------------------------

[LOGO]


                                                                  April 26, 2002


Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of MCSi, Inc. The meeting will be held at the Presidential Banquet Center located at 4548 Presidential Way, Dayton, Ohio 45429, on Tuesday, May 28, 2002 at 10:30 a.m. Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

      The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. FOR THE REASONS SET FORTH IN THE ATTACHED PROXY STATEMENT, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE BOARD'S NOMINEES FOR DIRECTOR AND "FOR" EACH MATTER TO BE CONSIDERED. Directors and officers of the Company and representatives of the Company's independent public accountants will be present at the Annual Meeting to respond to any questions that stockholders may have.

      It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

      Your continued support of, and interest in, MCSi, Inc. are greatly appreciated.

                                 Sincerely,



                                 /s/ Michael E. Peppel

                                 Michael E. Peppel
                                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                   MCSi, INC.

                             4750 HEMPSTEAD STATION
                            DRIVE DAYTON, OHIO 45429

                                 (937) 291-8282

                                   ----------

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE
                              HELD ON MAY 28, 2002

                                   ----------

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of MCSi, Inc. (the "Company") will be held at the Presidential Banquet Center located at 4548 Presidential Way, Dayton, Ohio 45429, on Tuesday, May 28, 2002 at 10:30 a.m., Eastern Time. At the meeting, the holders of the Company's common stock will act on the following matters, all of which are more completely set forth in the accompanying Proxy Statement:

      (1) To elect five (5) directors for a one-year term or until their successors are elected and qualified;

      (2) To amend the Company's Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 30,000,000 to 60,000,000;

      (3) To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2002;

      (4) To vote on a proposal to approve an adjournment of the Annual Meeting to another date and/or place for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve proposal (2), above; and

      (5) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Except with respect to the procedural matters incident to the conduct of the Annual Meeting, management is not aware of any other such business.

      The Board of Directors has fixed April 12, 2002 as the voting record date for the determination of the holders of the Company's common stock entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ Ira H. Stanley

                                     Ira H. Stanley
                                     Secretary

April 26, 2002
Dayton, Ohio

--------------------------------------------------------------------------------
       YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. EACH STOCKHOLDER AND GUEST ATTENDING THE ANNUAL MEETING MAY BE REQUIRED TO PRESENT VALID PICTURE IDENTIFICATION FOR ADMISSION. CAMERAS, RECORDING DEVICES AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE ANNUAL MEETING.

       IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
Notice of Annual Meeting of Stockholders............................................Front
General................................................................................ 1
Voting................................................................................. 1
Information with Respect to Nominees for Director and Executive Officers............... 2
         Election of Directors......................................................... 2
         Nominees Currently Serving as Directors....................................... 2
         Nominee Not Currently Serving as a Director................................... 3
         Stockholder Nominations....................................................... 4
         Board of Directors Meetings and Committees of the Board....................... 4
         Compensation of Directors..................................................... 4
         Report of the Audit Committee................................................. 5
         Executive Officers Who Are Not Directors...................................... 6
Beneficial Ownership of Common Stock By Certain Beneficial Owners and Management....... 7
         Section 16(a) Beneficial Ownership Reporting Compliance....................... 8
Management Compensation................................................................ 9
         Summary Compensation Table.................................................... 9
         Employment Contracts..........................................................10
         Stock Option Grants...........................................................12
         Option Exercises and Values for Fiscal 2001...................................12
         Conversion of Stock Options of Zengine, Inc. .................................13
         Report of the Compensation Committee on Executive Compensation................13
Certain Transactions...................................................................14
         Related Party Transactions....................................................14
         Compensation Committee Interlocks and Insider Participation...................15
Stock Performance Graph................................................................16
         Numerical Values of Comparison Table..........................................17
Proposal to Amend the Articles of Incorporation To Increase the Number of
         Authorized Shares of Common Stock.............................................17
         Discussion of the Proposed Amendment..........................................17
Ratification of Appointment of Independent Accountants.................................18
         Audit Fees....................................................................19
         All Other Fees................................................................19
Approval of Adjournment................................................................19
Stockholder Proposals..................................................................20
Annual Reports.........................................................................20
Other Matters..........................................................................20

                                   MCSi, INC.

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                  ANNUAL MEETING OF STOCKHOLDERS MAY 28, 2002

                                     GENERAL

      This Proxy Statement is furnished to holders of common stock, no par value per share ("Common Stock"), of MCSi, Inc., a Maryland corporation ("MCSi" or the "Company"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Presidential Banquet Center located at 4548 Presidential Way, Dayton, Ohio 45429, on Tuesday, May 28, 2002 at 10:30 a.m., Eastern Time, or at any adjournment or postponement thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about April 26, 2002.

      The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted (i) FOR the nominees for director described herein;
(ii) FOR approval of the proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock; (iii) FOR ratification of the appointment of PricewaterhouseCoopers LLP for fiscal 2002; (iv) FOR adjournment of the Annual Meeting to another date and/or place for the purpose of soliciting additional proxies, if necessary; and (v) upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the proxy holder. Any holder of Common Stock who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of the matters set forth in the preceding sentence. ANY STOCKHOLDER GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED BY (i) FILING WITH THE SECRETARY OF THE COMPANY WRITTEN NOTICE THEREOF (SECRETARY, MCSI, INC., 4750 HEMPSTEAD STATION DRIVE, DAYTON, OHIO 45429); (ii) SUBMITTING A DULY-EXECUTED PROXY BEARING A LATER DATE; OR (iii) APPEARING AT THE ANNUAL MEETING AND GIVING THE SECRETARY NOTICE OF HIS OR HER INTENTION TO VOTE IN PERSON. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment or postponement thereof and will not be used for any other meeting.

                                     VOTING

      Only holders of record of the Common Stock at the close of business on April 12, 2002 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 24,344,190 shares of Common Stock outstanding and the Company had no other class of equity securities outstanding. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding capital stock of the Company entitled to vote on the matters presented will constitute a quorum for the transaction of business at the Annual Meeting. Thus, the presence of the holders of common stock representing at least 12,172,096 votes will be required to establish a quorum. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting. Directors are elected by a plurality of the votes cast with a quorum present. The five persons who receive the greatest number of votes of the holders of shares of Common Stock entitled to vote at the Annual Meeting will be elected directors of the Company. Abstentions are considered in determining the presence of a quorum but will not affect the vote required for the election of directors. The affirmative vote of the holders of two-thirds of all of the outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting is required for approval of the proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 to 60,000,000 shares. The affirmative vote of the holders of a majority of the shares of Common Stock of the Company entitled to vote at the Annual Meeting, in person or by proxy, is required for approval of the proposals to ratify the appointment of the independent accountants and to adjourn the Annual Meeting if it becomes necessary to have additional time to solicit proxies to approve the amendment to the Company's Articles of Incorporation by the increasing number of authorized shares of Common Stock. Because of the votes required, abstentions will have the same effect as a vote against these proposals. Under rules applicable to broker dealers, all of the proposals for consideration at the Annual Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

      At April 12, 2002, directors and executive officers beneficially owned 1,502,589 shares of Common Stock or 5.98% of the total shares of Common Stock outstanding at such date. It is anticipated that all of such shares will be voted for the election of the nominees of the Company's Board of Directors and in favor of the proposals to amend the Company's Articles of Incorporation by increasing the number of authorized shares of Common Stock, to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants and to adjourn the Annual Meeting, if necessary.

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR
                            AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

      MCSi, Inc. is a Maryland corporation, formed pursuant to the Maryland General Corporation Law which requires that the business and affairs of the Company be managed by or under the direction of the Board of Directors. The Company's Articles of Incorporation ("Articles") provide that the Board of Directors be elected as a single class. The number of directors may be determined, from time to time, by resolution of the Board. The Board of Directors is presently composed of five directors who serve for a one year term. The directors are elected by the stockholders of the Company for a one year term, or until their successors are elected and qualified. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

      As of the date hereof, no director or executive officer of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption. There are no arrangements or understandings between the Company and any person pursuant to which such person has been selected as a nominee for director. With the exception of Timothy R. Chrisman, each of the nominees currently serves as a director of the Company. In addition, each of the nominees has consented to serve if elected.

      Unless otherwise directed, each proxy executed and returned by a stockholder will be voted FOR the election of the nominees for director listed below. If the person or persons named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for one or more replacement nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

      Information concerning the principal position with the Company and principal occupation of each nominee for director during the past five years is set forth below.

NOMINEES CURRENTLY SERVING AS DIRECTORS

      MICHAEL E. PEPPEL. Mr. Peppel, 35, joined the MCSi in May 1996 and served as the Company's Chief Financial Officer from May 1996 to December 1997. He was elected President and Chief Executive Officer as of January 1, 1998, elected to the Board of Directors as of February 24, 1998 and named Chairman of the Board on February 8, 2000. Mr. Peppel is a member of the Executive Management Committee, a committee composed of senior management which deals with operating issues. From November 1990 to May 1996, he was a Director and Chief Financial Officer of Diversified Data Products, Inc. which was acquired by MCSi in May 1996. From April 1987 to October 1990, he was the money desk manager for the DeBartolo Corporation. Mr. Peppel received his degree in Economics and Finance from the University of Notre Dame.

      ROBERT G. HECHT.  Mr. Hecht, 61, became a Director of MCSi in May
1996. Mr. Hecht is the Chief Executive Officer of Trumbull Corporation, a privately held highway construction company, President of Allegheny Asphalt Manufacturing, Inc., a privately held material supply company, the Executive Vice President for P.J. Dick Incorporated, a privately held construction company, and the Executive Vice President of Lindy Paving, Inc., a privately held paving company, all of which are located in Pittsburgh, Pennsylvania. Mr. Hecht is also a Director of Essex Bancorp, Virginia Beach, Virginia, a privately held savings institution holding company. Mr. Hecht received his Juris Doctor degree from the University of Pittsburgh, Pittsburgh, Pennsylvania, and his undergraduate degree in engineering from the U.S. Naval Academy. Mr. Hecht is the Co-Chairman of the Washington County Southwestern Pennsylvania Growth Alliance and a member of the Board of Directors of the Children's Home of Pittsburgh.

      IRA H. STANLEY. Mr. Stanley, 50, joined MCSi as Vice President - Finance on April 1, 1998, was appointed MCSi's Vice President and Chief Financial Officer on October 1, 1998 and became a Director of MCSi in July 2000. Prior thereto, from 1990 to March 1998, Mr. Stanley was the Vice President of Finance and Treasurer of Gosiger, Inc., a privately held importer and distributor of machine tools, located in Dayton, Ohio. Mr. Stanley's position prior thereto was as corporate controller of Price Brothers Company, a manufacturer and distributor of construction products, located in Dayton, Ohio. Mr. Stanley received his Masters of Business Administration from the University of Dayton, Dayton, Ohio, and his undergraduate degree in business from Wright State University, Dayton, Ohio. He is a member of MCSi's Executive Management Committee.

      HARRY F. RADCLIFFE. Mr. Radcliffe, 51, was elected as a Director of MCSi in May 1996. He currently is the General Partner for the private Fort Pitt Funds. Mr. Radcliffe was the President and Chief Executive Officer of Fort Pitt Capital Management Corp., Pittsburgh, Pennsylvania, a private investment management company, from September 1995 to July 1999 and was the President and Chief Executive Officer of First Home Bancorp, Inc., a privately held savings institution holding company until its sale in April 1996. He became a Director of Promistar Financial Corporation, a bank holding company which is traded on the Nasdaq National Market, in March 2000 until January 2002 when it was acquired by F.N.B. Corporation, Naples, Florida, a diversified financial services company which is traded on the Nasdaq National Market. Mr. Radcliffe is director of F.N.B. Corporation. He also serves as a Director of Hawthorne Financial Corporation, Los Angeles, California, a savings institution holding company which is traded on the Nasdaq National Market, and First Fidelity Bancorp, Irvine, California, a privately held thrift and loan holding company. From 1989 to 1993, Mr. Radcliffe was the President and Chief Executive Officer of First South Savings Association, a Pennsylvania-chartered stock savings association located in Pittsburgh, Pennsylvania. Mr. Radcliffe received his degree in economics from Ohio Wesleyan University.

NOMINEE NOT CURRENTLY SERVING AS A DIRECTOR

      TIMOTHY R. CHRISMAN. Mr. Chrisman, 55, is the founding principal of Chrisman & Company, Inc., a retained executive search firm and has been active in the search industry since 1980. He began his career with Guarantee Financial Corporation, a $2.5 billion bank holding company, rising to the position of Senior Vice President, with functional responsibility for marketing, retail delivery, human resources and general administration for the holding company and its subsidiaries. As a member of the executive management team, he participated in the direction of the holding company/subsidiaries consisting of the bank, a data processing service bureau, an insurance company, a personal property brokerage company, and a leasing company. Active in community service, Mr. Chrisman serves as Chairman of the Board of Hawthorne Financial Corporation, Los Angeles, California, a savings institution holding company traded on the Nasdaq National Market and parent of Hawthorne Savings, FSB, a $1.8 billion bank, and sits on the Board of Directors of Operation Hope, Inc., a non-profit investment-banking firm for inner-city urban development. Mr. Chrisman is also on the Board of Directors for WATTSHealth Charities, a 22 year old non-profit center that provides healthcare to residents in the Watts and South-Central Los Angeles areas. After serving with the U.S. Marine Corps in Vietnam, Mr. Chrisman graduated from California State University with a Bachelor of Science degree in Marketing and a Master of Business Administration.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.

STOCKHOLDER NOMINATIONS

      Article VII.D. of the Company's Articles governs nominations for election to the Board of Directors and requires that all such nominations, other than those made by or at the direction of the Board, be made only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must have been delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of the Company. Each written notice of a stockholder nomination is required to set forth certain information specified in the Articles. No nominations were received from stockholders for this Annual Meeting.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES OF THE BOARD

      The Board of Directors of the Company currently meets monthly and is required to meet not less than quarterly. Pursuant to the Bylaws of the Company, action by the Board may be taken at meetings or by unanimous written consent. The Company's Board frequently acts by written consent between regularly scheduled Board meetings. During the fiscal year ended December 31, 2001, the Board of Directors met seven times and unanimously adopted 32 written consents. No director attended fewer than 75% of the total number of Board meetings and committee meetings on which he served that were held during this period. The entire Board of Directors of the Company acts as the Nominating Committee. The Board of Directors of the Company has established the following committees:

      EXECUTIVE COMMITTEE. The Executive Committee of the Company has the authority to act as the Board of Directors when the Board is not in session. Actions of the Executive Committee may be taken upon the affirmative vote of any three of the five directors, provided that of the three directors who are so acting, one must be a non-employee director. The Executive Committee is comprised of all of the members of the Board, when and if they are available to act as noted above. The Executive Committee met nine times during fiscal 2001.

      COMPENSATION COMMITTEE. The Compensation Committee of the Company's Board of Directors reviews the compensation and benefits for the Company's employees and recommends to the Board adjustments in such compensation, reviews benefit plans, reviews and administers the Company's stock compensation plans and reviews and approves certain employment-related agreements. See also "Certain Transactions - Compensation Committee Interlocks and Insider Participation." During fiscal 2001, the members of the Compensation Committee were Messrs. Radcliffe (Chairman), Hecht and Posen. The Compensation Committee met three times during fiscal 2001 and also acted by unanimous written consent.

      AUDIT COMMITTEE. In accordance with the Audit Committee Charter, the Audit Committee of the Company, among other things, recommends the independent accountants to the Board annually and reviews the Company's records, affairs and financial statements and the scope and results of the audit performed by the Company's independent accountants to determine its financial condition. It also reviews the Company's system of internal controls with management and such independent accountants, and monitors the Company's adherence in accounting and financing reporting. The Audit Committee, which was comprised of Messrs. Hecht (Chairman), Posen and Radcliffe, met six times during fiscal 2001. The Board of Directors believes that the members of the Audit Committee are "independent" as defined in Rule 4200(a)(14) of the listing standards of the Nasdaq Stock Market.

COMPENSATION OF DIRECTORS

      Non-employee directors receive a quarterly retainer of $7,500 and fees of $1,000 per Board meeting attended and $250 per Committee meeting attended. In addition, Board members are reimbursed for their travel and other out-of-pocket expenses arising from attending Board or Committee meetings. Non-employee directors also are eligible to receive stock option grants pursuant to the Company's 1996 and 2000 Non-Employee Directors Stock Option Plans. In 2000, Messrs. Radcliffe, Hecht and Posen were granted options to acquire 15,000 shares of Common Stock, of which 5,000 were immediately exercisable and the remaining options vested during the past two years since the date of grant, 5,000 options per year, at an exercise price of $
22.13 per share. In addition, the 2000 Non-Employee Directors Stock Option Plan provides for an automatic annual grant of 5,000 shares to each non-employee director on the date of the Company's annual meeting. Directors who are also employees of the Company do not receive any compensation for serving on the Board or Committees thereof. During 2001, total compensation paid to non-employee directors of the Company amounted to $51,000 in the aggregate, exclusive of stock options.

REPORT OF THE AUDIT COMMITTEE

      THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT") EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN.

      During fiscal 2000, the Audit Committee of the Board of Directors (the "Committee") ratified and approved the Audit Committee Charter (the "Charter"), which was approved by the Board of Directors on June 14, 2000. The complete text of the Charter, which reflects standards set forth in recent regulations of the Securities and Exchange Commission (the "Commission") and the rules of the Nasdaq Stock Market, was attached to the Company's proxy statement for the 2001 Annual Meeting of stockholders.

      As set forth in more detail in the Charter, the Committee's primary duty and responsibility is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board. The Committee undertakes the following principal recurring processes in performing its oversight responsibilities:

       - The Committee will review and reassess the adequacy of the Audit Committee Charter annually.

       - The Committee will have the authority to meet with the employees, officers, outside counsel or the independent accountants of the Company.

       - The Committee will discuss with the Company's independent accountants the overall scope of the audit, including the adequacy of staffing and compensation and the adequacy and effectiveness of accounting and financial controls. The Committee will also meet separately with the independent accountants, with and without management present, to discuss the results of their audits.

       - The Committee will have the authority to evaluate, and where appropriate, replace the independent accountants.

       - The Committee will review the interim and annual financial statements with management and the independent accountants and will discuss the results of the audit and any other matters required to be communicated to the Committee by the independent accountants under generally accepted auditing standards.

      The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Charter. To carry out its responsibilities, the Committee met six times during fiscal 2001.

      In overseeing the preparation of the Company's financial statements for the year ended December 31, 2001, the Committee met with both management and PricewaterhouseCoopers LLP, the Company's independent accountants, to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the financial statements with management and PricewaterhouseCoopers LLP. The Committee's review included discussion with the independent accountants and of matters required to be discussed pursuant to STATEMENT ON AUDITING STANDARDS NO. 61, AS AMENDED (COMMUNICATIONS WITH AUDIT COMMITTEES).

      The Committee also discussed with PricewaterhouseCoopers LLP matters relating to its independence including disclosures required to be made to the Committee by the INDEPENDENCE STANDARDS BOARD STANDARD NO. 1 (INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEE).

      On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Commission.

Dated: April 12, 2002
                                          By the Committee:

                                          Robert G. Hecht, Chairman
                                          Harry F. Radcliffe
                                          Richard L. Posen


EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

      Set forth below is information concerning the executive officers of the Company, as of the date hereof, who do not serve on the Board of Directors of the Company. All executive officers are elected annually by the Board of Directors and serve until their successors are elected and qualified. As of the date hereof, no executive officer is related to any director or other executive officer of the Company by blood, marriage or adoption, and there are no arrangements or understandings between a director of the Company and any other person pursuant to which such person was elected an executive officer.

      JOHN C. HUFFMAN, III. Mr. Huffman, 44, joined MCSi in 1981 and served as the Vice President and Chief Operating Officer until December, 2001 when he was appointed Vice President and Chief Sales Officer. Mr. Huffman was the General Manager of MCSi from 1985 to 1987, the Dayton Sales Manager from 1987 to 1989, was the National Sales Manager from 1989 to 2000 and has served as Chief Operating Officer since May 2000. Mr. Huffman received his degree in business management from Wright State University, Dayton, Ohio.

                   BENEFICIAL OWNERSHIP OF COMMON STOCK
               BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors and the nominee for director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table appearing under "Management Compensation," below, who continues to serve as an executive officer of the Company, as of April 12, 2002, and (iv) all directors and executive officers of the Company as a group. The address for all directors and executive officers of the Company is 4750 Hempstead Station Drive, Dayton, Ohio 45429. Except as set forth below, as of April 12, 2002, the Company was aware of no other person or entity unaffiliated with the Company that was the beneficial owner of 5% or more of the Common Stock.

                                                         AMOUNT AND NATURE OF
NAME OF BENEFICIAL                                            BENEFICIAL
OWNER OR NUMBER OF                                         OWNERSHIP AS OF             PERCENT OF
PERSONS IN GROUP                                          APRIL 12, 2002(1)           COMMON STOCK
-----------------------------------------------          --------------------         ------------
Mellon Financial Corporation (2)                              2,204,956                   9.07%
Michael E. Peppel(3)                                            813,087                   3.27
Robert G. Hecht(4)                                              241,237                     *
Ira H. Stanley(5)                                                78,731                     *
John C. Huffman, III(6)                                          62,343                     *
Richard L. Posen(7)                                              24,064                     *
Harry F. Radcliffe(8)                                           283,127                   1.16
Timothy R. Chrisman(9)                                            2,000                     *
All directors and executive officers as a group
(6 persons)(10)                                               1,502,589                   5.98

----------
*    Represents beneficial ownership of less than 1.0% of the Company's Common
     Stock.

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Voting Record Date upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of the Voting Record Date have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock beneficially owned by them.

(2) According to filings under the Exchange Act, Mellon Financial Corporation ("Mellon"), a bank holding company, is deemed to be the beneficial owner of 2,204,956 shares of Common Stock. These holdings also include the shares held by certain consolidated subsidiaries of Mellon. The business address of Mellon is One Mellon Center, Pittsburgh, Pennsylvania 15258.

(3) Includes 7,500 shares held as custodian for Mr. Peppel's two minor children and options to purchase 587,333 shares of Common Stock granted under the Company's stock option plans which are exercisable within 60 days of the Voting Record Date.

                                      (FOOTNOTES CONTINUED ON FOLLOWING PAGE.)

(FOOTNOTES CONTINUED FROM PREVIOUS PAGE.)

(4) Includes 4,900 shares held in a custodial account for two minor children and 1,000 shares owned by another child, all of whom share the same household with Mr. Hecht, who disclaims beneficial ownership of such shares. Includes options to purchase 37,500 shares of Common Stock granted under the Company's stock option plans which are exercisable within 60 days of the Voting Record Date.

(5) Includes options to purchase 55,000 shares of Common Stock granted under the Company's stock option plans which are exercisable within 60 days of the Voting Record Date.

(6) Includes options to purchase 29,500 shares of Common Stock granted under the Company's stock option plans which are exercisable within 60 days of the Voting Record Date.

(7) Includes options to purchase 22,500 shares of Common Stock granted under the Company's stock option plans which are exercisable within 60 days of the Voting Record Date. Mr. Posen is not standing for reelection to serve as a member of the Board of Directors of the Company.

(8) Includes 6,750 shares held by Mr. Radcliffe's three children. Also includes options to purchase 37,500 shares of Common Stock granted under the Company's stock option plans which are exercisable within 60 days of the Voting Record Date.

(9) Mr. Chrisman has been nominated to serve as a director of the Company and is standing for election as such at this Annual Meeting.

(10) Includes options to purchase 769,333 shares of Common Stock held by such directors and executive officers which are exercisable within 60 days of the Voting Record Date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Commission and the Nasdaq Stock Market. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act. The Company knows of no person who owns 10% or more of the Company's Common Stock.

      Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, fiscal 2001, the Company's officers and directors, complied in all respects with the reporting requirements promulgated under Section 16(a) of the Exchange Act.

                             MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth a summary of certain information concerning the compensation paid by the Company for services rendered in all capacities during the last three years to the Chief Executive Officer and to each of the other three most highly compensated executive officers of the Company whose total compensation during fiscal 2001 exceeded $100,000 (the "Named Executive Officers").

                                                                       Annual Compensation
                                                                   ---------------------------
                                                                                                  Number of
                                                                                  Other Annual    Securities
                                                                                     Compen-      Underlying       All Other
Name and Position                                Year     Salary     Bonus(1)       sation(2)       Options      Compensation(3)
-----------------                                ----    --------    --------     ------------    ----------     ---------------
Michael E. Peppel                                2001    $300,000    $300,000          *             --              $28,877
  President and Chief Executive Officer          2000     250,000     250,000          *            270,000           25,938
                                                 1999     206,268     206,268          *             80,000           46,879

Ira H. Stanley                                   2001     180,000      74,400          *             50,000            5,547
  Vice President and Chief Financial             2000     156,000      20,000          *             30,000            5,650
  Officer                                        1999     115,000      30,000          *             10,000            6,062

John C. Huffman, III (4)                         2001     180,000     125,275          *             35,000            2,825
  Vice President - Chief Sales Officer           2000     156,000     101,000          *             30,000            2,850
                                                 1999     144,275      96,000          *              5,000            1,950

Michael D. Trebilcock (5)                        2001     171,254          --          *              --               2,710
  Vice President-Sales and Chief                 2000     245,192          --          *             30,000            4,550
  Development Officer                            1999     250,000          --          *             36,000            4,079


-------------------
  (1) Bonuses for fiscal 1998 were paid in fiscal 1999. All other bonuses have been paid in the fiscal year in which they were earned. The fiscal 1999 bonuses paid to Messrs. Peppel and Huffman were based on their employment agreements; the fiscal 2000 and 2001 bonuses to Mr. Peppel were based on his employment agreement. All other bonuses are paid in the discretion of the Board of Directors. In 2001, the Company advanced Mr. Peppel and Mr. Stanley $250,000 and $100,000, respectively. These advances are in the form of unsecured demand loans bearing interest at the prevailing federal applicable rate.

  (2) For each Named Executive Officer, the aggregate amount of any additional perquisites was less than 10% of such Officer's total annual salary and bonus.

  (3) In 2001, consists of matching contributions by the Company under the 401(k) Plan in the amount of $2,550, $2,550, $2,550 and $2,550, on behalf of Messrs. Peppel, Stanley, Huffman and Trebilcock, respectively; matching contributions by the Company under the Employee Stock Purchase Plan for Messrs. Stanley, Huffman and Trebilcock in the amount of $400, $275 and $160, respectively; and premiums for life insurance coverage on behalf of Messrs. Peppel and Stanley in the amount of $26,327 and $2,597, respectively.

  (4) Mr. Huffman ceased to serve as Vice President and Chief Operating Officer in December 2001 and now serves as Vice President and Chief Sales Officer. See "Executive Officers Who Are Not Directors."

  (5) Mr. Trebilcock joined the Company in December 1998 and was named Vice President - Sales and Chief Development Officer of the Company in May 2000. He ceased to act in that capacity in October 2001 when he became President of the Company's Great Lakes Region.

EMPLOYMENT CONTRACTS

      The Company has entered into an employment agreement with Michael E. Peppel (the "Executive"), effective January 1, 2000, which provides for his employment for a period of three years with provisions for automatic annual one year extensions. Under the agreement, Mr. Peppel is entitled to a base salary of $300,000 and a bonus, equal to 9.0% of the pre-tax profits of the Company before employee profit sharing or any other bonuses, which cash bonus will not exceed the amount of his base salary. In addition, Mr. Peppel is entitled to all other benefits generally provided to executive officers. The contract also provides for the indemnification of the Executive to the extent permitted by the Company's Articles, Bylaws and applicable law.

      The agreement is terminable at will at any time by the Executive or the Company for any reason. In the event that the Executive's employment is terminated by the Company for cause or the Executive terminates his employment other than as a result of a change in control of the Company, the Executive shall have no right to any compensation or other benefits as of the date of termination. In the event that the Executive's employment is terminated by the Company for other than cause, including termination due to disability, retirement or death, or employment is terminated by the Executive due to a material breach of the agreement by the Company, which breach has not been cured, then the Executive is entitled to receive a cash severance amount equal to three times the Executive's current base salary plus the greater of three times: 100% of the bonus paid to the Executive in the prior calendar year, or the projected annualized bonus to be paid to the Executive in the current calendar year, and the Company must maintain for the Executive for the period of the remaining term of employment under the agreement or until the commencement of the Executive's full-time employment with another employer, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements (except option plans) in which the Executive was entitled to participate immediately prior to termination.

      In the event of a "change in control" of the Company (whether or not the Executive's employment is terminated by the Company), then the Executive is entitled to receive a cash severance amount equal to four times the Executive's then current base salary plus the greater of four times: 100% of the bonus paid to the Executive in the prior calendar year, or the projected annualized bonus to be paid to the Executive in the current calendar year, and the Company must maintain for the Executive for the period of the remaining term of employment under the agreement or until the commencement of the Executive's full-time employment with another employer, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements (except option plans) in which the Executive was entitled to participate immediately prior to termination. The agreement also provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code, and such payments will cause the Executive to incur an excise tax under the Code, the Company shall pay the Executive an amount such that after payment of all federal, state and local income and employment-related taxes and any additional excise tax, the Executive will be fully reimbursed for the amount of such additional taxes. Excess parachute payments generally are payments in excess of three times the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date of a change in control of the Company ("base amount"). Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the Company as compensation expense for federal income tax purposes.

      Under the agreement, "cause" is defined as willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, not reasonably cured after notice, willful violation of any law, rule or regulation, other than traffic or similar offenses, or final cease-and-desist order or material breach of any provision of the agreement. A "change in control" of the Company is defined as the occurrence of any of the following events: (i) a change in control of a nature that would be required to be reported in response to Item 1(a) of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or group of persons other than the Executive or the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (iii) during any period of thirty six consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (iv) any person or group of persons, other than the Company, is or becomes the beneficial owner, directly or indirectly, of securities representing 20% or more of the combined voting power of the Company's then outstanding securities and the Company ceases to be registered under Section 12 of the Exchange Act (a "going private" transaction) and the Executive has sold less than 20% of the shares of common stock of the Company then owned, legally or beneficially, by him in the going private transaction.

      In consideration of the above, Mr. Peppel also has agreed, during the term of the agreement and for 12 months after the termination of the agreement, not to compete with the Company by rendering services, or soliciting the rendering of services, to any entity in competition with the Company or to any customers of the Company, or to hire any employees of the Company.

      The Company, or its subsidiaries, has, in the past, entered into employment and non-competition agreements with certain of the senior management of the companies it has acquired and may do so in the future. On December 15, 1998, in conjunction with the acquisition of DBPC, an employment agreement was entered into between Michael D. Trebilcock and a Company subsidiary for his employment as its Vice President-Advanced Technology Group. When Mr. Trebilcock joined the Company as its Vice President of Business Development, the employment agreement was assumed by the Company. The employment agreement terminated on December 15, 2001. Under the agreement, Mr. Trebilcock was entitled to benefits generally provided to executive officers. The contract also provided for the indemnification of Mr. Trebilcock to the extent permitted by the Company's Articles, Bylaws and applicable law. In consideration of the above, Mr. Trebilcock agreed, during the term of his agreement and for 24 months after its termination, not to compete with the Company by rendering services or soliciting the rendering of services, to any entity in competition with the Company or to any customers of the Company, and, for 12 months after the termination of his agreement, not to hire any employees of the Company.

STOCK OPTION GRANTS

      The following table sets forth certain information concerning individual grants of stock options awarded to the Named Executive Officers during 2001.

                                                                                                Potential Realizable Value
                                                                                                  At Assumed Annual Rates
                             Number of                                                          Of Stock Price Appreciation
                             Securities      Percent                                                For Option Term(3)
                             Underlying        of           Exercise                         --------------------------------
     Name                     Options       Options(1)    Price/Share(2)    Expiration Date        5%                10%
     ----                     -------       ----------    --------------    ---------------        --                ---

Michael E. Peppel                  --            --                --                 --             --                    --
Ira H. Stanley                 50,000         24.0%            $13.04            09/1/11     $1,227,739            $2,296,116
John C. Huffman, III           35,000         16.8              13.04            09/1/11        859,417             1,607,281
Michael D. Trebilcock              --            --                --                 --             --                    --


-----------------

(1)   Percentage of options granted to all employees during 2001.
(2) In each case, the exercise price was based on the fair market value of a share of the Company's Common Stock on the date of grant.
(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of stock options will depend, in part, on the future performance of the Common Stock, the option holder's continued employment throughout the option period, and the date on which the options are exercised.

OPTION EXERCISES AND VALUES FOR FISCAL 2001

      The following table sets forth the value of stock options held by the Named Executive Officers at December 31, 2001. The Named Executive Officers did not exercise any options during 2001.

                                                                Number of Securities
                                                               Underlying Unexercised              Value of Unexercised
                               No. of Shares     Value               Options at                   In-The-Money Options at
                                Acquired        Realized         December 31, 2001                 December 31, 2001(1)
                                   On             Upon           -----------------                 --------------------
     Name                       Exercise        Exercise    Exercisable      Unexercisable   Exercisable           Unexercisable
     ----                       --------        --------    -----------      -------------   -----------           -------------

Michael E. Peppel                    --          $ --         497,333           116,667      $4,032,675               $596,875
Ira H. Stanley                       --            --          41,667            73,333         207,497                554,123
John C. Huffman, III                 --            --          17,833            56,667          84,648                394,412
Michael D. Trebilcock                --            --          34,000            32,000         168,050                103,900


--------------------
(1) Calculated by determining the difference between the fair market value of the Common Stock underlying the options at December 31, 2001 ($23.45), as reported on the Nasdaq National Market, and the exercise price of the options.

CONVERSION OF STOCK OPTIONS OF ZENGINE, INC.

      Upon completion of MCSi's acquisition of Zengine, Inc., an e-commerce services company and affiliate of MCSi ("Zengine"), on November 19, 2001 and pursuant to the Agreement and Plan of Reorganization dated October 4, 2001 between MCSi and Zengine, the shares of common stock of Zengine, which were to be issued upon the exercise of options previously granted to certain directors and employees of Zengine pursuant to Zengine's Amended and Restated 1999 Stock Option Plan (the "Zengine Option Holders"), were converted into options to purchase up to 141,526 shares of MCSi Common Stock, subject to adjustment as a result of a stock distribution or other adjustment to the Common Stock. None of the Named Executive Officers held "Zengine Options" at December 31, 2001. See "Certain Transactions - Related Party Transactions - Relationship with Zengine."

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      THE REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION BELOW SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

      The Compensation Committee of the Company's Board of Directors, at the direction of the Board of Directors, prepared the following report.

      The members of the Compensation Committee are non-employee directors and, in 2001, the Compensation Committee was composed of Messrs. Radcliffe (Chairman), Hecht and Posen. The Compensation Committee reviews compensation and benefits for the Company's executive officers and recommends to the Board adjustments in such compensation. The Committee also reviews benefit plans and administers the Company's stock compensation plans and reviews and approves certain employment related agreements. The Committee met three times and acted by written consent during 2001 and reviewed base salaries, estimated annual bonuses, loans to certain executive officers and long term compensation in the form of stock options. Bonuses were paid to the executive officers of the Company during fiscal 2001. Mr. Peppel was paid $300,000. Mr. Stanley received $74,400 and Mr. Huffman received $125,275.

      The members of the Compensation Committee also administer the granting of stock options pursuant to the Company's stock option plans. The Compensation Committee exercises discretion with respect to the timing and amount of awards to be granted under the option plan and in 2001, awarded options covering 50,000 shares and 35,000 shares of Common Stock to Mr. Ira H. Stanley, the Company's Vice President and Chief Financial Officer and Mr. John C. Huffman, III, the Company's Vice President and Chief Sales Officer, respectively. Future option grants will be based upon, among other things, one or more of the following factors: the Company's attainment of corporate performance goals, the responsibility and performance of the particular executive and his or her contribution to the attainment of corporate performance goals, the tenure of the particular executive officer, the officer's level of competency, skill and experience, the salary and bonus component of the officer's total compensation package, compensation paid to officers in companies of similar size in the same industry, and other pertinent factors. Stock option grants are aimed at aligning the executive's long-range interest with those of the stockholders of the Company by providing an opportunity for such key employees to possess a meaningful stake in the Company through stock ownership.

Dated: April 12, 2002
                                                Respectfully submitted:

                                                Harry F. Radcliffe (Chairman)
                                                Robert G. Hecht
                                                Richard L. Posen

                              CERTAIN TRANSACTIONS

RELATED PARTY TRANSACTIONS

      LEASE AGREEMENTS. The Company entered into a lease with 108 Properties, a Nevada limited liability company ("108 Properties") for real estate and improvements at 14949 NE 40th Street, Redmond, Washington on which is constructed a 40,350 square foot warehouse and office building. The members of 108 Properties are the following directors, officers and/or employees of the Company, including Michael E. Peppel, Ira H. Stanley and Michael D. Trebilcock. The lease is for a term of eight years commencing on February 20, 2001 with a base monthly rental of $64,544. The Company is responsible for paying all taxes, utilities, insurance and other expenses for the use, operation, maintenance care and occupancy of the leased premises. In addition, the Company has indemnified 108 Properties against any claims which may arise out of the Company's occupancy of the leased premises or any act of the Company or its employees, agents, invitees or licensees.

      The Company entered into a lease with MCSi Realty Co., L.L.C., a Kentucky limited liability company ("MCSi Realty") for real estate and improvements at 4281 Olympic Boulevard, Erlanger, Kentucky on which is constructed a 235,840 square foot warehouse and office building. The members of MCSi Realty are Anthony W. Liberati, former Chairman of the Board of the Company, and the following directors, officers and/or employees of the Company, including Michael
E. Peppel, Ira H. Stanley, John C. Huffman, III and Michael D. Trebilcock. The lease is for a term of eight years commencing on January 1, 2000 with a base monthly rental of $75,000. The Company is responsible for paying all taxes, utilities, insurance and other expenses for the use, operation, maintenance care and occupancy of the leased premises. In addition, the Company has indemnified MCSi Realty against any claims which may arise out of the Company's occupancy of the leased premises or any act of the Company or its employees, agents, invitees or licensees.

      The Company entered into a lease with MCSi Realty Georgia, L.L.C., a Georgia limited liability company ("MCSi Realty Georgia") for real estate and improvements at 2979 Northwoods Parkway, Norcross, Georgia on which is constructed a 86,000 square foot warehouse and office building. The members of MCSi Realty Georgia, include Michael E. Peppel, Ira H. Stanley, John C. Huffman, III, and Michael D. Trebilcock, who are directors, executive officers and/or employees of the Company. The lease is for a term of eight years commencing on August 1, 2000 with a base monthly rental of $65,000. The Company is responsible for paying all taxes, utilities, insurance and other expenses for the use, operation, maintenance care and occupancy of the leased premises. In addition, the Company has indemnified MCSi Realty Georgia against any claims which may arise out of the Company's occupancy of the leased premises or any act of the Company or its employees, agents, invitees or licensees.

      The Company has a lease for 50,000 square feet of warehouse and office space in Strongville, Ohio. The lease expires in 2024 and has an annual rental cost of approximately $528,000. The Company assumed the lease upon its acquisition of Dreher Business Products Corporation in December 1998. The space is leased to the Company by D&K LLC and D&H LLC, interests in which are held by Mr. Trebilcock. Mr. Trebilcock owns 15.0% of D&H LLC.

      The Company maintains property and vehicle leases with entities that are directly or indirectly controlled by non-executive employees of the Company or such employees derive some benefit therefrom. Such leases were acquired as a result of the Company's acquisitions of Consolidated Media Systems, Inc. and Minnesota Western/Creative Office Products, Inc. in 1998 and Technical Industries, Inc., Video Images, Inc. and Fairview-AFX, Inc. in 1999 and Westek Presentation Systems, Inc., MCSi-Texas, MCSi-Atlanta and Erlanger in 2000. The aggregate amount paid on such leases by the Company in 2001 was approximately $4.0 million.

      Management of the Company believes that the terms and conditions of the foregoing leases are no less favorable than those that could have been obtained from a non-affiliated third party.

      RELATIONSHIP WITH ZENGINE. In November 2001, MCSi acquired all of the shares of Zengine that it did not then own and merged Zengine into MCSi. Since its inception, Zengine, had received various services provided by MCSi, including administration (i.e., payroll, human resources, cash management, benefit administration, etc.), warehousing and distribution, and property and equipment. In addition, Zengine received the services of certain MCSi employees, including, in particular, Michael E. Peppel, MCSi's Chairman, President and Chief Executive Officer and Ira H. Stanley, its Vice President and Chief Financial Officer. In consideration for these services, MCSi historically allocated a portion of its overhead costs related to such services to Zengine. There is no assurance that the prices charged by MCSi to Zengine, or the overall terms and conditions under these agreements were not higher or lower than the prices that may have been charged by unaffiliated third parties for similar services. Accordingly, the transactions, which were made in the context of a parent-subsidiary relationship, might have been on less favorable terms than would have been obtained from an unaffiliated third party.

      From Zengine's inception through September 30, 1999 when it received an outside equity investment, MCSi funded Zengine's operations. Those payments took the form of interest free capital contributions rather than loans. In addition, Zengine made certain loans to MCSi, all of which were repaid in full. As with the other agreements between Zengine and MCSi, those loan arrangements were made in the context of a parent-subsidiary relationship and may not have been made had such relationship not existed. Although no outside third party provided advice to the Boards of Directors as to the fairness of the above transactions, MCSi and Zengine believed that such loans were generally consistent with terms which could have been obtained from unaffiliated third parties. There is no assurance, however, that those loan agreements could have been obtained from third parties on these or other terms or at all.

      LEGAL SERVICES. The firm of Willkie Farr & Gallagher, of which Richard L. Posen is a partner, provides legal services to the Company and its subsidiaries from time to time in the ordinary course of business. The Company paid $104,000 in fees for legal services provided by Willkie Farr & Gallagher in 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Company's Board of Directors reviews the compensation and benefits for the Company's employees and recommends to the Board adjustments in such compensation, reviews benefit plans and administers the Company's stock compensation plans and reviews and approves certain employment related agreements. During fiscal 2001, the members of the Compensation Committee were Messrs. Harry F. Radcliffe (Chairman), Richard L. Posen and Robert G. Hecht. None of the executive officers of the Company currently serves on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions. Except for the automatic grant of stock options to the Board of Directors pursuant to the 2000 Non-Employee Directors Stock Option Plan as described in "Information With Respect to Nominees for Director and Executive Officers-Compensation of Directors," no transactions effecting the members of the Compensation Committee, or their affiliates, occurred during 2001.

                             STOCK PERFORMANCE GRAPH

      THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACT.

      The following graph compares the cumulative total returns for the Common Stock of the Company, the Russell 2000 Index and the NASDAQ Stock Market-U.S. since the Company's initial public offering on November 12, 1996 assuming an initial investment of $100 on that date. All of these cumulative returns are computed assuming that no dividends were paid during the period. Management of the Company cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
              AMONG MCSI, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                            AND THE RUSSELL 2000 INDEX

                                     [GRAPH]

NUMERICAL VALUES OF COMPARISON TABLE


 MCSi, Inc.

                                                                               Cumulative Total Return
                                                         ------------------------------------------------------------------
                                                          12/96       12/97       12/98       12/99       12/00       12/01


MCSi, Inc.                                               100.00      155.41      399.32      602.03      346.62      380.27
NASDAQ Stock Market (U.S.)                               100.00      122.48      172.68      320.89      193.01      153.15
Russell 2000                                             100.00      122.36      119.25      144.60      140.23      143.71



              PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE
                   THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

      At the Annual Meeting, stockholders will be asked to consider and approve a proposal to amend the Company's Articles of Incorporation to increase the number of shares of authorized Common Stock from 30,000,000 to 60,000,000. Such amendment was unanimously approved by the Board of Directors of the Company.

DISCUSSION OF THE PROPOSED AMENDMENT

      The Company's Articles of Incorporation currently authorize 35,000,000 shares of capital stock, consisting of 30,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, no par value per share. The proposed amendment to the Articles of Incorporation would increase the number of shares of authorized common stock by 30,000,000 to 60,000,000 shares. If the amendment is authorized, the introductory paragraph of Article 5 of the Company's Articles of Incorporation would be amended to read as follows:

                                    CAPITAL STOCK

      "CAPITAL STOCK. The total number of shares of capital stock which the Corporation has authority to issue is sixty five million (65,000,000), of which sixty million (60,000,000) shall be common stock, no par value per share (hereinafter the "Common Stock") and of which five million (5,000,000) shall be preferred stock, no par value per share (hereinafter the "Preferred Stock"). The Board of Directors shall have the authority to establish series of unissued shares of any class of capital stock by fixing and determining the number, designations, preferences, limitations and relative rights, including voting rights, of the shares of any series so established to the same extent that such number, designations, preferences, limitations and relative rights could be stated if fully set forth in these Articles of Incorporation. Except to the extent required by governing law, the shares of capital stock may be issued from time to time by resolution of the Board of Directors without further approval of stockholders. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefore, which capital stock, unless otherwise stated herein or in any resolution relating to the Preferred Stock, shall constitute authorized but unissued shares and may then be issued by the Corporation as set forth herein."

      As of April 12, 2002, there were 24,344,190 shares of Common Stock outstanding. In addition, an aggregate of 1,824,634 shares of Common Stock have been reserved for issuance pursuant to the Company's various stock-based compensation and employee benefit plans, including those authorized for issuance to the Zengine Option Holders, leaving only 3,831,176 shares of Common Stock currently available for issuance.

      Although MCSi has no present plans or commitments to issue the proposed additional authorized shares of common stock, the additional shares would be available for issuance without further action by the Company's shareholders except as required by law or regulation, including requirements of the Nasdaq Stock Market. The Board of Directors believes that the authorization of the additional shares is desirable so that there will be sufficient shares available for issuance for purposes that the Board of Directors may hereafter determine to be in the best interests of MCSi and its shareholders. These purposes could include additional offers of shares for cash and acquisitions of complementary businesses, as well as the declaration of stock splits, stock dividends and other general corporate purposes. In many situations, prompt action may be required which would not permit MCSi to seek shareholder approval to authorize additional shares for a specific transaction on a timely basis. The Board of Directors believes it should have the flexibility to act promptly in the best interests of MCSi and its shareholders. The terms of any future issuance of common stock will be dependent largely on market and financial conditions and other factors existing at the time of issuance.

      The proposed increase in the authorized shares of common stock is designed to provide flexibility to the Board of Directors. However, these additional shares, if issued, could be used to create impediments to, or otherwise discourage persons attempting to gain control of MCSi, and would have a dilutive effect on shareholders.

      If the shareholders approve the proposal to increase the number of authorized shares of common stock, the additional authorized shares will be part of the existing class of common stock and will increase the number of shares of common stock available for issuance by the Company, but will have no effect upon the terms of the common stock or the rights of the holders of such shares. If and when issued, the proposed additional authorized shares of common stock will have the same rights and privileges as the shares of common stock currently outstanding.

      If the proposal is approved by the stockholders, the proposed amendment to the Articles of Incorporation will become effective upon the filing of articles of amendment with the Maryland State Department of Assessments and Taxation after the Annual Meeting.

      Holders of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. Stockholders who desire to maintain their interest may be able to do so through normal market purchases, however.

      THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY VOTE "FOR" APPROVAL OF ADOPTION OF THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      The Board of Directors of the Company, on the recommendation of the Audit Committee of the Board, has appointed PricewaterhouseCoopers LLP, independent accountants, to perform the audit of the Company's financial statements for the year ending December 31, 2002, and further directed that the selection of accountants be submitted for ratification by the stockholders at the Annual Meeting.

      The Company has been advised by PricewaterhouseCoopers LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent accountants and clients. PricewaterhouseCoopers LLP provided certain non-audit services to the Company in 2001, which are described below. PricewaterhouseCoopers LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

AUDIT FEES

      The aggregate amount of the fees billed by PricewaterhouseCoopers LLP for its audit of the Company's annual financial statements for the year ended December 31, 2001 and its reviews of the Company's unaudited interim financial statements included in reports filed by the Company under the Exchange Act during the year was $432,000.

ALL OTHER FEES

     The aggregate amount of the fees billed by PricewaterhouseCoopers LLP for all other services rendered to the Company during 2001 was $1,209,000. These services consisted primarily of audits of the Company's subsidiary, Zengine, Inc., relating to its merger with and into MCSi, tax services, and due diligence for certain acquisitions.

     The Board of Directors and its Audit Committee considered the compatibility of the non-audit services provided to the Company by PricewaterhouseCoopers LLP in 2001 on the independence of PricewaterhouseCoopers LLP from the Company in evaluating whether to appoint PricewaterhouseCoopers LLP to perform the audit of the Company's financial statements for the year ending December 31, 2002.

     In the event that stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

                             APPROVAL OF ADJOURNMENT

     Each proxy solicited hereby by the Company requests authority to vote for an adjournment of the Annual Meeting if an adjournment of such meeting is deemed to be necessary. The Company may seek an adjournment of the Annual Meeting for not more than 120 days in order to enable it to solicit additional votes in favor of the proposal to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock (the "Proposal") in the event the requisite vote of stockholders has not been received. If the Company desires to adjourn the Annual Meeting with respect to the Proposal, it will request a motion that the Annual Meeting be adjourned for up to 120 days with respect to such Proposal, and no vote will be taken on such Proposal at the originally scheduled meeting. Each proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted on any such motion for adjournment in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted in favor of any motion by the Company to adjourn the Annual Meeting. Unless revoked prior to its use, any proxy solicited for the Annual Meeting will continue to be valid for any adjournment of such meeting, and will be voted in accordance with the instructions contained therein, and if no contrary instructions are given, will be voted "for" the Proposal.

     Any adjournment will permit the Company to solicit additional proxies and will permit a greater expression of the stockholders' views with respect to such Proposal. Such an adjournment would be disadvantageous to stockholders who are against the Proposal, because an adjournment will give the Company additional time to solicit favorable votes and thus increase the chances of approving such Proposal.

     If a quorum is not present at the Annual Meeting, no proposal will be acted upon and the Company will adjourn the Annual Meeting to an alternative date in order to solicit additional proxies on each of the proposals being submitted to stockholders.

     An adjournment for up to 120 days will not require either the setting of a new record date or notice of the adjourned meeting as in the case of an original meeting. The Company does not have any reason to believe that an adjournment of the Annual Meeting will be necessary at this time.

     BECAUSE THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL, AS DISCUSSED ABOVE, THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE POSSIBLE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY.

                              STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have presented at the next Annual Meeting of Stockholders of the Company and included in the proxy materials used by the Company in connection with such meeting must be received at the principal executive office of the Company at 4750 Hempstead Station Drive, Dayton, Ohio 45429, no later than December 14, 2002. If such proposal is in compliance with all of the requirements of Rule 14a-8 promulgated under the Exchange Act it will be included in the Proxy Statement and set forth on the proxy card issued for the 2003 Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

     Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to the Company's Articles of Incorporation, which provide that business must be properly brought before the meeting by or the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 60 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. A stockholder's notice shall set forth as to each matter the stockholder proposes to bring before an annual meeting such information as is specified in the Company's Articles of Incorporation. If the proposal is not made in accordance with the terms of the Articles of Incorporation, such proposal will not be acted upon at the Annual Meeting. No stockholder proposals were received by the Company in connection with the 2002 Annual Meeting.

                                 ANNUAL REPORTS

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2001 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

     UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 2001 REQUIRED TO BE FILED UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO IRA H. STANLEY, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, MCSI, INC., 4750 HEMPSTEAD STATION DRIVE, DAYTON, OHIO 45429. The Form 10-K is not part of the proxy solicitation materials.

                                  OTHER MATTERS

     Each proxy solicited hereby also confers discretionary authority on the proxies named therein to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the discretion of the persons voting the proxies.

      The Company may solicit proxies by mail, advertisement, telephone, facsimile, telegraph and personal solicitation. The cost of this solicitation of proxies will be borne by the Company. The Company will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy solicitation materials to the beneficial owners of the Company's Common Stock. Directors and executive officers of the Company may solicit proxies personally or by telephone without additional compensation.

      The Company has retained MacKenzie Partners, Inc. ("MacKenzie"), a professional proxy solicitation firm, to assist in the solicitation of proxies and for related services. The Company will pay Mackenzie a fee of $4,000 and has agreed to reimburse it for its reasonable out-of-pocket expenses.

                                     By Order of the Board of Directors

                                     /s/ Ira H. Stanley

                                     Ira H. Stanley
                                     Secretary


April 26, 2002


[X] PLEASE MARK VOTES                      REVOCABLE PROXY                                              FOR      WITH-     FOR ALL
    AS IN THIS EXAMPLE                        MCSi, INC.                                                         HOLD      EXCEPT
                                                                    1. ELECTION OF DIRECTORS            [ ]       [ ]        [ ]
       ANNUAL MEETING OF STOCKHOLDERS
                MAY 28, 2002                                           Nominees for a one-year term:

The undersigned, being a stockholder of record                         TIMOTHY R. CHRISMAN, ROBERT G. HECHT, MICHAEL E. PEPPEL,
of MCSi, Inc. (the "Company") as of April 12, 2002,                    HARRY F. RADCLIFFE AND IRA H. STANLEY
hereby authorizes Michael E. Peppel and Robert G.
Hecht or any successors thereto as proxies with                        INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
full powers of substitution, to represent the                          NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME
undersigned at the Annual Meeting of Stockholders                      IN THE SPACE PROVIDED BELOW. UNLESS AUTHORITY TO VOTE FOR ALL
of the Company to be held at the Presidential                          OF THE FOREGOING NOMINEES IS WITHHELD, THIS PROXY WILL BE
Banquet Center located at 4548 Presidential Way,                       DEEMED TO CONFER AUTHORITY TO VOTE FOR EACH NOMINEE WHOSE
Dayton, Ohio 45429, on Tuesday, May 28, 2002 at                        NAME IS NOT WRITTEN BELOW.
10:30 a.m., Eastern Time, and at any adjourn-ment
or postponement of said meeting, and thereat to
act with respect to all votes that the undersigned                     _____________________________________________________________
would be entitled to cast, if then personally
present, as follows:
                                                                                                            FOR   AGAINST  ABSTAIN

                                                                    2. PROPOSAL to amend the Company's
                                                                       Articles of Incorporation by         [ ]      [ ]     [ ]
                                                                       increasing the number of authorized
                                                                       shares of Common Stock.

                                                                    3. PROPOSAL to ratify the appointment
                                                                       by the Board of Directors of
                                                                       PricewaterhouseCoopers LLP as the    [ ]      [ ]     [ ]
                                                                       Company's independent accountants
                                                                       for the fiscal year ending
                                                                       December 31, 2002.

                                                                    4. PROPOSAL, if necessary, to adjourn
                                                                       the Annual Meeting to solicit        [ ]      [ ]     [ ]
                                                                       additional proxies.

                                                                    5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the
                                                                       meeting.


                                                                          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                                                                       DIRECTORS OF THE COMPANY FOR USE AT THE ANNUAL MEETING OF
                                                                       STOCKHOLDERS TO BE HELD ON MAY 28, 2002 AND AT ANY
                                                                       ADJOURNMENT OR POSTPONEMENT THEREOF.

                                        ------------------------          SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS
Please be sure to sign and              Date                           SPECIFIED. IF RETURNED, BUT NOT OTHERWISE SPECIFIED, THIS
date this Proxy in the box below.                                      PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF
----------------------------------------------------------------       DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR
                                                                       RATIFICATION OF THE COMPANY'S INDE-PENDENT AUDITORS AND
                                                                       OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE
                                                                       THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE
--- Stockholder sign above --- Co-holder (if any) sign above ---       ANNUAL MEETING.



--------------------------------------------------------------------------------
   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                                   MCSi, INC.

-------------------------------------------------------------------------------
Please sign above exactly as your name(s) appear(s) on this Proxy. When signing in a representative capacity, please give full title. When shares are held jointly, only one holder need sign.

                              PLEASE ACT PROMPTLY.
                   SIGN, DATE AND MAIL YOUR PROXY CARD TODAY.
-------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.



______________________________________

______________________________________

______________________________________